UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013 (May 29, 2013)

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77

New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On May 29, 2013, New Enterprise Stone & Lime Co., Inc. (the “Company”) entered into Amendment No. 3 to Credit Agreement (the “Amendment”) with respect to its $170 million asset-based secured revolving credit facility (the “ABL Facility”) among the Company, the lenders from time to time party thereto, and Manufacturers and Traders Trust Company as Agent (“M&T” or the “Agent”).

The Amendment provides the Company with increased short-term borrowing availability.  As part of the Amendment, the Company agreed to the following revised terms:

(i)            the aggregate overall amount of the ABL Facility was reduced from $170.0 million to $145.0 million;

(ii)           through November 30, 2014, the Company is no longer required to maintain minimum excess availability (as defined in the ABL Facility);

(iii)          the interest rate margin added to applicable LIBOR based borrowings has increased to a fixed 5.00%;

(iv)          the interest rate margin added to applicable Base Rate borrowings has increased to a fixed 3.00%;

(v)           the 1.25% floor applicable to LIBOR based borrowings has been removed; and

(vi)          to the extent that the Company disposes of assets that are ABL Property Collateral and certain unencumbered assets, the net cash proceeds will be used to prepay outstanding borrowings under the ABL Facility and the overall ABL Facility will be reduced by $1 for each $1 of assets sold up to $15 million.

In connection with the Amendment, the Company also agreed with M&T that the Company’s board of directors will create a special committee consisting of the Company’s four non-employee directors (the “Special Committee”) that will engage an advisor to develop a business plan that focuses on cost reductions and operational efficiencies (the “Plan”). Upon the approval of the Plan by a majority of the members of the Special Committee, the Plan will be submitted to the entire board of directors of the Company for approval. The vote of more than seven directors will be required to reject the Plan. The Plan must also be reasonably acceptable in scope, process and timing to the Agent. Once the plan is approved by the board of directors, the Special Committee will be authorized to oversee the implementation of the Plan by the Company’s management.

The Amendment did not change other significant terms of the ABL Facility such as the maturity, borrowing base formula, and covenants, as applicable.

The foregoing is not a complete discussion of the Amendment and is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated by reference herein.

Item 9.01              Financial Statements and Exhibits

d) Exhibits.

No.	Description

10.1

Amendment No. 3 to Credit Agreement, dated as of May 29, 2013, by and among New Enterprise Stone & Lime Co., Inc., as Borrower, and Manufacturers and Traders Trust Company, as the Agent, the Issuing Bank, the Swing Lender, and a Lender.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Executive Officer and Secretary

Date: May 30, 2013

EXHIBIT INDEX

No.	Description

10.1

Amendment No. 3 to Credit Agreement, dated as of May 29, 2013, by and among New Enterprise Stone & Lime Co., Inc., as Borrower, and Manufacturers and Traders Trust Company, as the Agent, the Issuing Bank, the Swing Lender, and a Lender.